Exhibit 2.1.6

P13000068431

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300331549873

FILED
2013 JUL 16 P 2:55
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

JUL

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: SMART RX SYSTEMS, INC.
Name of Corporation

DOCUMENT NUMBER: P13000068431

The enclosed Articles of Correction and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Santu Rohatgi
Name of Contact Person

Smart RX Systems, INC.
Firm/Company

18946 North Dale Mabry Hwy, STE 102
Address

LUTZ, FL 33548
City/State and Zip Code

Srohatgi@smartrxsystems.com
E-mail address (to be used for future annual report notification)

For further information concerning this matter, please call:

Santu Rohatgi at (813) 252-2442
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount:

- ■ $35.00 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy
- ☐ $52.50 Filing Fee, Certificate of Status & Certified Copy

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

FILED

Smart Rx Systems, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

2019 JUL 16 P 2 55

P13000068431

(Document Number of Corporation (if known)

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendme its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

NOT APPLICABLE *The new name must be distinguishable and contain the word "corporation," "company," o "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professionc corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: **NOT APPLICABLE**
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent **NOT APPLICABLE**

(Florida street address)

New Registered Office Address: ____________________ , Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, n address of each Officer and/or Director being added: NOT APPLICABLE

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CE(Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of e(held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________
2) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________
3) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________
4) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________
5) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________
6) ____Change	______	______________________	______________________
____Add			______________________
____Remove			______________________

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E. If amending or adding additional Articles, enter change(s) here:

ALL SHARES DESCRIBED BELOW ARE ISSUED, OR DESIGNATED FOR FUTURE ISSUANCE, AGAINST THE AUTHORIZED COMMON OF 100 MILLION AND THE PREFERRED OF 50 MILLION

Article IV Capital Stock of the Corporation is being amended to include all of the language currently existing in Article IV as previously amended effective March 25, 2015, and in addition to that existing language the following language is being added:

Founders' Original Shares designated up to 10,000,000 shares, of which 2,000,000 designated are convertible and super-voting at 15/1, and 8,000,000 are voting and convertible at 1/1; with 552,000 issued to date *which are super-voting at 15 to 1 until conversion, and convertible at 15/1 shares only upon a Listing upon a National Stock Exchange, or Company being sold or liquidated or change of control, and voting at 1 /1 vote per share when converted; and none of the 8,000,000 designated at 1/1conversion and voting have been issued.*

Founders' Class A Common 200,000 designated shares with 96,000 shares issued *to date; 10/1 super-voting and conversion 10 for each 1 share, which are convertible only upon a Listing upon a National Stock Exchange, or Company being sold or liquidated or change of control, and voting at 1/1 after conversion.*

Founders' Class A+ Common designated up to 100,000 shares with 75,300 convertible shares issued *to date which are convertible only upon a Listing upon a National Stock Exchange, or Company being sold or liquidated or change of control; 8 for each 1 share super-voting and conversion at 8 for each 1 share, and voting at 1/1 after conversion.*

Founders' Class AA Common designated up to 100,000 shares with 3,900 convertible shares *issued to date which are convertible only upon a Listing upon a National Stock Exchange, or Company being sold or liquidated or change of control; super-voting and conversion 6 for each 1 share, and voting at 1/1 after conversion.*

Founders Original Non-Voting Secured Cumulative Redeemable $10 Stated Value Preferred designated up to 2.5 million at stated and redemption value of $10.00 per share, with 2,163, 800 shares issued.

Founders Original Non-Voting Secured Cumulative Redeemable $1 Stated Value Preferred, designated up to 15 million at stated and redemption value of $1.00 per share, with NONE ISSUED.

Founders Original Non-Voting Secured Cumulative Redeemable $2 Stated Value Preferred, designated up to 4.5 million at stated and redemption value of $2.00 per share, with NONE ISSUED.

Founders Series A Non-Voting Secured Cumulative Redeemable $15 Stated Value Preferred designated up to 400,000 at stated and redemption value of $15.00 per share, with 269,150 shares issued.

Founders' Series A+ Non-Voting Secured Cumulative Redeemable $13 Stated Value Preferred designated up to 300,000 at stated and redemption value of $13.00 per share, with 215,000 shares issued.

Founders' Series AA Non-Voting Secured Cumulative Redeemable$12.60 Stated Value Preferred designated up to 100,000 at stated and redemption value of $12.60 per share, with 11,000 shares issued.

Series 2018 Special Eight percent (8%) Non-Voting Secured Cumulative Redeemable $10 Stated Value Preferred designated up to 30,000 at stated and redemption value of $10.00 per share with 30,000 shares issued

Class REG A Common designated up to 500,000 shares with NONE ISSUED*; super voting and conversion at 5 for each 1 share which are convertible only upon a Listing upon a National Stock Exchange, or Company being sold or liquidated or change of control, and voting at 1/1 after conversion.*

Series Reg A Non-Voting Secured Cumulative Redeemable $12.50 Stated Value Preferred designated up to 4,500,000 with NONE ISSUED *at stated and redemption value of $12.50 per share.*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

N/A

Page 3 of 4

The date of each amendment(s) adoption: March 25, 2015, if other than the date this document was signed.

Effective date if applicable:

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

XX The amendment(s) was adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated **June 20, 2019**

Signature ________________ (CFO and VICE CHAIRMAN)

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

SANTU ROHATGI

(Typed or printed name of person signing)

CFO & Vice **Chairman**

(Title of person signing)

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